Tenable Completes Acquisition of Accurics
Columbia, MD (October 4, 2021) -- Tenable Holdings, Inc. (“Tenable”) (Nasdaq: TENB), the Cyber Exposure company, today announced that it completed the acquisition of Accurics, Inc. (“Accurics”), a pioneer in delivering cloud-native security for DevOps and security teams, on October 1, 2021. The acquisition will introduce a complete lifecycle approach to modern risk management, leveraging Infrastructure as Code (IaC) to fix problems for any cloud environment — before they can expose the business to risk.
Tenable and Accurics will deliver integrated, cloud-native security to identify IaC and runtime issues, detect new cloud infrastructure resources and configuration changes and address security risks by merging remediation code into workflows.
“IaC is the future of cloud. The scalability, flexibility and agility it offers are business enablers and can simultaneously enhance security,” said Amit Yoran, chairman and CEO, Tenable. “With Accurics, we’ll deliver a complete lifecycle approach to risk management that ensures cloud deployments are secure by default. Now, enterprise cloud journeys can be implemented securely at the speed of cloud.”
Under the terms of the agreement, Tenable acquired Accurics for a total purchase price of approximately $160 million in cash, subject to certain customary purchase price adjustments.
For additional information, visit investors.tenable.com. Tenable also shares news and updates on the website, which may be of interest or material to Tenable investors.
About Tenable
Tenable® is the Cyber Exposure company. Over 30,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include more than 50 percent of the Fortune 500, more than 30 percent of the Global 2000, and large government agencies. Learn more at www.tenable.com.
Forward Looking Statements
This press release contains forward-looking information related to Tenable, Accurics and the acquisition that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about the potential benefits of the acquisition and product developments and other possible or assumed business strategies, potential growth opportunities, new products and potential market opportunities. Risks and uncertainties include, among other things, our ability to successfully integrate Accurics’ operations; our ability to implement our plans, forecasts and other expectations with respect to Accurics’ business; our ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; disruption from the acquisition making it more difficult to maintain business and operational relationships; the inability to retain key employees; the negative effects of the consummation of the acquisition on the market price of our common stock or on our operating results; unknown liabilities; attracting new customers and maintaining and expanding our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; increased competition on our market and our ability to compete effectively; and expansion of our operations and increased adoption of our platform internationally.
Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020, our quarterly report on Form 10-Q for the quarter ended June 30, 2021 and other filings that we make from time to time with the Securities and Exchange Commission which are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Contact Information:
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